As filed with the Securities and Exchange Commission on February 14, 2013

Registration No. 333-60825

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 to

Form S-8 Registration Statement No.  333-60825

UNDER
THE SECURITIES ACT OF 1933

AIR METHODS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	84-0915893
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7301 South Peoria
Englewood, Colorado 80112
(303) 792-7400
(Address of principal executive offices)

Air Methods Corporation 401(k) Plan
(Full title of the plan)

Crystal L. Gordon	With a copy to:
Senior Vice President,	Kristin Lentz, Esq.
General Counsel and Secretary	Davis Graham & Stubbs LLP
7301 South Peoria	1550 Seventeenth Street, Suite 500
Englewood, Colorado 80112	Denver, Colorado 80202
(303) 792-7400	(303) 892-9400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-60825) of Air Methods Corporation (the “Registrant”) filed by the Registrant with the Securities and Exchange Commission on August 6, 1998 (the “Registration Statement”).  Under the Registration Statement, the Registrant registered 100,000 shares of common stock, par value $0.06 per share (the “Common Stock”), to be offered and sold in connection with the Registrant’s 401(k) Plan (the “Plan”).  The contents of the Registrant’s Registration Statement are incorporated by reference to this Post-Effective Amendment.

On December 28, 2012, the Registrant effected a three-for-one stock split (the “Stock Split”) of the Registrant’s Common Stock. Pursuant to Rule 416(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant hereby amends the Registration Statement to reflect that, as a result of the Stock Split, the number of shares registered for issuance under the Plan increased from 100,000 to 300,000.  Such Registration Statement is further amended to reflect that, in accordance with Rule 416(a) of the Securities Act, the number of shares of Common Stock registered shall also cover such additional shares of Common Stock that become available under the Plan as a result of a stock split, stock dividend, recapitalization or other similar transaction.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS

The Exhibit Index attached to this Registration Statement is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 14, 2013.

AIR METHODS CORPORATION

/s/ Aaron D. Todd
Aaron D. Todd
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aaron D. Todd	Chief Executive Officer and Director
Aaron D. Todd	(Principal Executive Officer)	February 14, 2013

/s/ Trent J. Carman	Chief Financial Officer
Trent J. Carman	(Principal Financial Officer)	February 14, 2013

/s/ Sharon J. Keck	Chief Accounting Officer
Sharon J. Keck	(Principal Accounting Officer)	February 14, 2013

/s/ David Kikumoto
David Kikumoto	Chairman of the Board	February 14, 2013

/s/ George W. Belsey
George W. Belsey	Director	February 14, 2013

/s/ Ralph J. Bernstein
Ralph J. Bernstein	Director	February 14, 2013

/s/ Mark D. Carleton
Mark D. Carleton	Director	February 14, 2013

/s/ John J. Connolly
John J. Connolly	Director	February 14, 2013

/s/ Jeffrey A. Dorsey
Jeffrey A. Dorsey	Director	February 14, 2013

/s/ Carl H. McNair, Jr.
Carl H. McNair, Jr.	Director	February 14, 2013

/s/ Lowell D. Miller, Ph.D.
Lowell D. Miller, Ph.D.	Director	February 14, 2013

/s/ Morad Tahbaz
Morad Tahbaz	Director	February 14, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1
Certificate of Amendment to Certificate of Incorporation (filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 1992, and incorporated herein by reference).

4.2	Certificate of Amendment to Certificate of Incorporation (filed as an exhibit to the Registrant’s Current Report on Form 8-K filed June 18, 2010, and incorporated herein by reference).
4.3	First Amended and Restated Bylaws (filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and incorporated herein by reference).
5.1	Opinion of Davis Graham & Stubbs LLP.
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, Independent Registered Accounting Firm.